Exhibit 4.3


                    SECOND AMENDMENT dated as of September 21, 1993, to
               Pooling and Servicing Agreement dated as of May 31, 1991 (as heretofore amended, the "Pooling and Servicing Agreement"), as assigned by Chrysler Auto Receivables Company to U.S. Auto Receivables Company ("USA") on August 8, 1991, among USA, as seller (the "Seller"), Chrysler Credit Corporation, as servicer (the "Servicer"), and Manufacturers and Traders Trust Company, as trustee (the "Trustee").

          WHEREAS the Seller, the Servicer and the Trustee have entered into the Pooling and Servicing Agreement.

          WHEREAS the Seller and the Servicer wish to amend the Pooling and Servicing Agreement to provide that (a) the Seller may, in connection with the removal from the Trust of Eligible Accounts, repurchase the then existing Receivables in such Accounts and (b) the Trust may issue with respect to any series a paired series.

          WHEREAS the Seller and the Servicer wish to effect this amendment in accordance with Section 13.01(a) of the Pooling and Servicing Agreement.

          WHEREAS the Seller and the Servicer have directed the Trustee to execute this Amendment and have caused the Opinion of Counsel required by
Section 13.01(a) of the Pooling and Servicing Agreement to be delivered to the Trustee.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

          1. Definitions. For purposes of this Amendment, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

          2. Amendments to Section 1.01 of the Pooling and Servicing Agreement. Section 1.01 of the Pooling and Servicing Agreement is hereby amended as follows:

               (a) The following definition is hereby inserted after the definition of "Exchange Date" and before the definition of "FDIC":

                    ""Excluded Series" shall mean any Series designated as
               such in the relevant Supplement."

               (b) The definition of "Required Participation Amount" is hereby amended and restated in its entirety to read as follows:

                         ""Required Participation Amount" shall mean, at any
                    time of determination, an amount equal to (a) the sum of the amounts for each Series (other than any Series or portion thereof which is designated in the relevant Supplement as being an Excluded Series until the Invested Amount of the Series relating to such Excluded Series is reduced to $0) obtained by multiplying the Required Participation Percentage for such Series by the Initial Invested Amount for such Series at such time plus (b) the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination
                    Date)."

          3. Amendment to Section 2.07(a) of the Pooling and Servicing Agreement. Section 2.07(a) of the Pooling and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

                         "(a) On each Determination Date the Seller shall have
                    the right to remove from the Trust Accounts in the manner prescribed in Section 2.07(b). In addition, on each Determination Date the Seller shall have the right to remove from the Trust Accounts and, in connection therewith, repurchase the then existing Receivables in such Accounts, in the manner prescribed in Section 2.07(c).

          4. Amendment and Restatement and Renumbering of Section 2.07(c) of the Pooling and Servicing Agreement. Section 2.07(c) of the Pooling and Servicing Agreement is hereby renumbered to section 2.07(d) and amended and restated in its entirety to read as follows:

                         "(d) In the case of any removal of a Designated
                    Account pursuant to Section 2.07(b), subject to such
                    Section 2.07(b), on the Removal Date with respect to any such Designated Account, the Seller shall cease to allocate any Collections therefrom in accordance with
                    Section 2.07 (b) and such Designated Account shall be deemed removed from the Trust for all purposes (a "Removed Account"). Within five Business Days after the Removal Date, the Trustee shall deliver to the Seller a reassignment in substantially the form of Exhibit H (the "Reassignment"), together with appropriate UCC financing statements."

          5. Addition of New Section 2 07(c) to the Pooling and Servicing Agreement. A new Section 2.07 (c) is hereby added to the Pooling and Servicing Agreement to read as follows:

                         "(c) To remove Accounts and repurchase the then
                    existing Receivables in such Accounts, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

               (i) not less than five Business Days prior to the Removal and Repurchase Date (the "Removal and Repurchase Notice Date"), furnish to the Trustee, any Agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, and the then existing Receivables in such Designated Accounts (the "Designated Receivables") which are to be repurchased, from the Trust and the Determination Date (which may be the Determination Date on which such notice is given) on which the removal of such Designated Accounts and the repurchase of such Designated Receivables will occur (a "Removal and Repurchase Date");

               (ii) on the Removal and Repurchase Date with respect to such Designated Accounts, amend Schedule 1 by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal and Repurchase Notice Date, its account number and the aggregate amount of Receivables outstanding in such Account;

               (iii) on the Removal and Repurchase Date, deposit into the Collection Account funds in an amount equal to the aggregate outstanding balance of the Repurchased Receivables on such date (the "Repurchased Receivables Purchase Price"), which funds, notwithstanding anything in the Pooling and Servicing Agreement to the contrary, will not be released from the Collection Account other than pursuant to Section 4.03 (f) of the Pooling and Servicing Agreement;

               (iv) represent and warrant that the removal of any such Eligible Account and the repurchase of the Receivables then existing in such Account on any Removal and Repurchase Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

               (v) represent and warrant that no selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Designated Accounts;

               (vi) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered pursuant to clause
          (ii) above, as of the Removal and Repurchase Date, is true and complete in all material respects;

               (vii) represent and warrant that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

               (viii) deliver to the Trustee, each Rating Agency, any Agent and any Enhancement Providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to such removal and repurchase; and

               (ix) on or before the related Removal and Repurchase Date, deliver to the Trustee, any Agent and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (iv) through (vii) above and confirming that the Seller reasonably believes that the removal of the Removed Accounts and the repurchase of the Repurchased Receivables will not result in the occurrence of an Early Amortization Event; the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          No Designated Accounts shall be so removed and no Designated Receivables shall be so repurchased unless each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or Class by such Rating Agency."

          6. Addition of New Section 2.07(e) to the Pooling and Servicing Agreement. A new Section 2.07(e) is hereby added to the Pooling and Servicing Agreement to read as follows:

                    "(e) In the case of any removal of Designated Accounts and repurchase of Designated Receivables pursuant to Section 2.07(c), subject to such Section 2.07(c), on the Removal and Repurchase Date with respect to any such Designated Account and Designated Receivables, such Designated Account shall be deemed removed, and such Designated Receivables ("Repurchased Receivables") shall be deemed repurchased, from the Trust for all purposes and the Trustee shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Removal and Repurchase Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Repurchased Receivables, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. Within five Business Days after the Removal and Repurchase Date, the Trustee shall deliver to the Seller a Reassignment, together with appropriate UCC financing statements."

          7. Amendments to Section 4.03 of the Pooling and Servicing Agreement. Section 4.03 of the Pooling and Servicing Agreement is hereby amended as follows:

               (a) Section 4.03 (d) is hereby amended by inserting at the end of the first sentence thereof the following:

                    "; provided, however, Collections of Non-Principal
               Receivables and Principal Receivables, Defaulted Receivables and Miscellaneous Payments shall not be allocated to any Excluded Series until the Invested Amount of the Series relating to such Excluded Series is reduced to $0."

               (b) A new Section 4.03 (f) is hereby added to the end of
          Section 4.03 to read as follows:

                    "(f) On each Distribution Date, amounts on deposit in the
               Collection Account on such Distribution Date resulting from payment by the Seller of the Repurchased Receivables Purchase Price pursuant to Section 2.06(d) shall be applied as follows: first, to fund any unpaid Miscellaneous Payments due on or prior to such Distribution Date and second, an amount equal to the product of (i) the amount of the Repurchased Receivables Purchase Price initially deposited by the seller in the Collection Account pursuant to Section 2.06(d) and (ii) the Monthly Payment Rate for the immediately preceding Collection Period, shall be treated as Principal Collections collected in the immediately preceding Collection Period."

          8. Continuation of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement, as amended hereby, shall continue in full force and effect.

          9. Counterparts. This Amendment may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

          10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective officers or agents thereunto authorized, as of the date first written above.

                                            U.S. AUTO RECEIVABLES COMPANY,
                                            as Seller,


                                            By
                                               -------------------------------


                                            CHRYSLER CREDIT CORPORATION,
                                            as Servicer,



                                            By
                                               -------------------------------


                                            MANUFACTURERS AND TRADERS TRUST
                                            COMPANY, as Trustee,


                                            By
                                               -------------------------------

          10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective officers or agents thereunto authorized, as of the date first written above.

                                            U.S. AUTO RECEIVABLES COMPANY,
                                            as Seller,


                                            by
                                               -------------------------------


                                            CHRYSLER CREDIT CORPORATION,
                                            as Servicer,


                                            by
                                               -------------------------------


                                            MANUFACTURERS AND TRADERS
                                            TRUST COMPANY, as Trustee,


                                            by
                                               ------------------------------